UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2011

Cross Country Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(561) 998-2232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective as of March 28, 2011, the Board of Directors of Cross Country Healthcare, Inc. (the “Company”) has approved the appointment of Elizabeth C. Gulacsy as the Company’s Chief Accounting Officer and Corporate Controller. Ms. Gulacsy is replacing Daniel J. Lewis, who recently passed away. Ms. Gulacsy, age 37, served as Director of Corporate Accounting for the Company since April 2006. Prior to such time, Ms. Gulacsy served as Assistant Controller of the Company from April 2002 to April 2006. Before joining the Company, Ms. Gulacsy was an Audit Manager at Ernst & Young LLP. Ms. Gulacsy received both her Bachelor of Science degree in Accounting and her Masters of Accounting degree from the University of Florida and has been a Certified Public Accountant since 1997.

The Company has not entered into any material plan, contract or arrangement to which Ms. Gulacsy is a party or in which she participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.

There is no arrangement or understanding between Ms. Gulacsy and any other persons pursuant to which Ms. Gulacsy was selected as Chief Accounting Officer and Corporate Controller of the Company. There are no family relationships between Ms. Gulacsy and any of the Company’s directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Date: March 28, 2011	By:	/s/ Emil Hensel
		Name:	Emil Hensel
		Title:	Chief Financial Officer